SHAREHOLDERS  AND VOTING  AGREEMENT made as of the
                              1st day of January, 1997, by and among those persons identified on the signature page attached hereto (the foregoing individuals shall sometimes be referred to individually as a "Shareholder" and collectively as "Shareholders") and Premium Cigars International, Ltd., an Arizona corporation ("Corporation").

RECITALS:

     WHEREAS, The Shareholders are the sole owners of shares of all of the common stock of the Corporation that is issued and outstanding as of the date of this Agreement (the "Shares").

     WHEREAS, The parties desire to promote their individual interests and the interests of the Corporation by imposing certain restrictions and obligations on the Shareholders, the Corporation, and the Shares.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

                                    SECTION 1
                               SHAREHOLDER ACTIONS

     1.1 Endorsement of Stock. Upon the execution of this Agreement, the certificates representing the Shares shall be surrendered to the Secretary of the Corporation and endorsed as follows:

          The Shares evidenced by this Certificate are subject to a Shareholders and Voting Agreement to which the Corporation and each of its Shareholders are parties, and none of the shares represented by this Certificate, or any interest in the shares, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in the Shareholders and Voting Agreement. A copy of the Shareholders and Voting Agreement is on file in the office of the Corporation and will be made available for inspection to any properly interested person without charge within five (5) days after the Corporation's receipt of a written request to inspect the agreement.

All common stock of the Corporation (and certificates evidencing the same) issued after the date of this Agreement and not registered pursuant to the Securities Act of 1933, as amended, and applicable state securities laws shall bear the same endorsement and shall be subject to all the terms and conditions of this Agreement and shall for all purposes be deemed "Shares" under this Agreement.

However, any common stock of the Corporation (and certificates evidencing the same) issued after the date of this Agreement and registered pursuant to the Securities Act of 1933, as amended, and applicable state securities laws shall not, for any purposes, be deemed "Shares" under this Agreement.

     1.2 Binding of Representatives, Successors and Assigns. This Agreement shall be binding upon the parties, and their respective heirs, personal representatives, successors and assigns and each Shareholder, in furtherance of this Agreement, shall require in his will, trust and/or other testamentary documents, if such documents exist, that his personal representative, trustee, successor and/or other representatives ("Representative") perform the Shareholder's obligations under this Agreement and execute all documents necessary to effect the purposes of this Agreement. The failure to so provide shall not affect the rights of any other Shareholder or the obligations of any Representative as provided in this Agreement.

     1.3 Additional Parties. Prior to issuing any shares of the Corporation to additional or new Shareholders, the Corporation shall require that each such additional or new Shareholder agree and become a party to this Agreement.
Additional or new Shareholders may become parties to and deemed a Shareholder under this Agreement by executing and delivering to the Corporation a signature page in the form of Exhibit "A" (the "Additional Party Form").

                                    SECTION 2
                               PERMITTED TRANSFERS

     2.1 Family Transfers. A Shareholder may, without obtaining the consent of any other Shareholder or of the Corporation and upon notice to the other Shareholders and to the Corporation, transfer any and all Shares owned by him to any revocable or irrevocable trust of which he is the sole trustee, where as trustee, he retains all voting rights with respect to the Shares, and he, his spouse or his issue, or any of them are the sole beneficiaries. However, all Shares so transferred shall remain subject to all the terms and conditions of this Agreement, each transferee shall be deemed a Shareholder under this Agreement, and each transferee shall, prior to and as a condition of the transfer, agree in writing to be bound by the terms and conditions of this Agreement.

     2.2 Corporate Repurchases. Subject to the restrictions of Section 3.3 below, the Corporation may, at any time, offer to repurchase shares from a Shareholder. Any such offer by the Corporation to repurchase Shares shall not be "a bona fide offer from a third party" within the meaning of Section 4.1 of this Agreement.

                                    SECTION 3
                           STOCK TRANSFER RESTRICTIONS

     3.1 Restrictions on Transfer or Encumbrance. Except as otherwise set forth in this Agreement, no Shareholder shall, without the prior written consent of the Corporation's Board of Directors (the "Board of Directors"), pledge, encumber or in any manner use as collateral, transfer, sell or otherwise dispose of (individually and collectively, "Transfer") all or any part of the Shares, or any interest in the Shares, whether legal or beneficial, now owned or acquired after the date of this Agreement.

     3.2 Void Transfers. Any Transfer made in violation of this Agreement or that fails in any material respect to comply with any term or provisions of this Agreement shall be void and of no effect and shall be treated by the Corporation as if no Transfer had been made.

     3.3 Limitation on Corporate Acquisitions. Notwithstanding any other provision of this Agreement, the Corporation may acquire Shares as provided in this Agreement only to the extent that it has funds legally available therefor under the applicable provisions of the Arizona Revised Statutes then in effect.

                                    SECTION 4
                          VOLUNTARY TRANSFER OF SHARES

     4.1 Transfer Notice. During the term of this Agreement, no Shareholder shall voluntarily Transfer any Shares or any interest in the Shares, whether legal or beneficial (the "Voluntary Transfer"), without first offering, pursuant to Section 4.2 below, to transfer, encumber or dispose of such Shares to the other Shareholders (the "Other Shareholders" or "Other Shareholder") of the Corporation, and, if not acquired by the Other Shareholders, then to the Corporation, as provided pursuant to Section 4.3 below. Any Shareholder who wishes to make a Voluntary Transfer (the "Selling Shareholder") must promptly provide notice of such desire to the Board of Directors (the "Offering Notice"). The Offering Notice shall identify the number of Shares and the interest in the Shares that the Selling Shareholder proposes to Transfer (the "Offered Shares"), and shall set forth the consideration for which the Offered Shares are proposed to be Transferred (the "Offer Price"), the identity and the address of the proposed purchaser (the "Proposed Purchaser"), the proposed closing date for the Transfer of the Offered Shares, and all other material terms and conditions of the proposed transaction. Upon provision of the Offering Notice to the Board of Directors, the Selling Shareholder shall be deemed to have offered to sell to the Other Shareholders and the Corporation at the terms and conditions of the Offering Notice (the "Offering Terms") the Shares otherwise to be Transferred to the Proposed Purchaser.

     4.2 Shareholder Purchase. The Board of Directors shall have sixty (60) days from the date of the Offering Notice in which to find Other Shareholders willing to buy all or any of the Offered Shares in such proportion or amount as such Other Shareholders or the Board of Directors shall agree upon.

     4.3 Corporation Purchase. If the Other Shareholders are not willing to buy all of the Offered Shares within the sixty (60)-day period specified by Section
4.2 above, the Board of Directors shall have sixty (60) days from the expiration of such sixty (60)-day period in which to elect to have the Corporation buy all or any of the Offered Shares the Other Shareholders did not elect to buy.

     4.4 Completion of Voluntary Transfer. If one or more of the Other Shareholders and the Corporation do not agree to buy in the aggregate all of the Offered Shares within the two (2) option periods specified by Sections 4.2 and
4.3 above, the proposed Voluntary Transfer may be completed at the Offer Price, for all, but not less than all, the remaining Offered Shares not purchased by the Other Shareholders and the Corporation, and upon all the terms and conditions set forth in the Offering Notice. If a Voluntary Transfer is not consummated within thirty (30) days after the expiration of such two (2) option periods, the provisions of this Agreement will again apply to such remaining Offered Shares as if no such Voluntary Transfer had been contemplated and no notice had been given. A Voluntary Transfer is consummated, subject to recordation on the Corporation's books, when (i) the Corporation has been given notice that legal title to the Shares has been Transferred and (ii) the Proposed Purchaser has delivered to the Corporation an executed Additional Party Form. The Offered Shares shall for all purposes remain subject to this Agreement and the Proposed Purchaser (including any person taking the Shares as collateral pursuant to a pledge or other encumbrance) shall, upon completion of the transaction, immediately be deemed a Shareholder under this Agreement and shall be bound by all the terms and provisions hereof.

     4.5 Purchase and Closing.

         4.5.1 Purchase by Corporation and/or Other Shareholders. If the Corporation and/or one or more of the Other Shareholders elect to purchase any or all of the Offered Shares as specified by Sections 4.2 and 4.3 above, the Corporation and/or the Other Shareholders electing to purchase such Offered Shares (the "Purchasers") shall make payment to the Selling Shareholder, in the sole discretion of the Purchasers, either in cash in full, payable at the time of the closing, or on the terms set forth in the Offering Notice. The closing for the purchase of such Offered Shares shall be held within ninety (90) days after the later of the elections made under Sections 4.2 above 4.3 above. The closing shall be at the principal executive offices of the Corporation during regular business hours or at any other location and/or time mutually agreed to by the Purchasers and the Selling Shareholder. The precise date and hour of the closing shall be fixed by the Purchasers (within the time limits specified herein) with at least ten (10) days' written notice to the Selling Shareholder. The Selling Shareholder shall deliver to the Purchasers at the closing the stock certificate or stock certificates representing all the Offered Shares being purchased, duly endorsed for transfer or with duly executed stock power attached.

         4.5.2 Purchase by Proposed Purchaser. If any or all of the Offered Shares are purchased by a Proposed Purchaser, the closing shall be at such time and place agreed to by the Proposed Purchaser and the Selling Shareholder and the price and terms of the purchase shall be as set forth in the Offering Notice.

     4.6 Valuing Non-Cash Consideration. If there is any non-cash consideration with respect to a Transfer of the Offered Shares, the Offering Notice shall also set forth the cash value of each item or non-cash consideration. If the Offering Notice sets forth a cash value for non-cash consideration, the Board of Directors shall have thirty (30) days, beginning with the day following receipt of the Offering Notice by the Board of Directors, to make written, good faith objections to the cash value specified for all or any part of the non-cash consideration. If the Board of Directors objects to the cash value specified in the Offering Notice for all or any part of the non-cash consideration, the Board of Directors shall notify the Selling Shareholder in writing setting forth the cash value it would assign to the disputed non-cash consideration and the reason(s) therefor. If after thirty (30) days, beginning with the day following receipt of each such notice of objection by the Selling Shareholder there remains any disagreement between Selling Shareholder and the Board of Directors as to the cash value of any item of non-cash consideration, the dispute over the cash value of such items shall be submitted for arbitration pursuant to Section 10.16 below.

                                    SECTION 5
                         INVOLUNTARY TRANSFERS OF SHARES

     5.1 Termination of Shareholder as Employee. Any Shareholder who is an officer, employee, or director (or some combination thereof) of Corporation (an "Employee-Shareholder") and ceases to be, prior to earlier of the termination of this Agreement or the date two (2) years from the date first written above, an Employee-Shareholder as a result of (i) voluntary termination of employment by Shareholder, (ii) termination of employment by the mutual consent of the Shareholder and Corporation or (iii) termination of employment by Corporation for Adequate Cause, shall, unless specified otherwise by the Board of Directors, be deemed to have offered to sell, in the manner specified by Section 5.2 below, all of the shares held by it. The Offer Date (as defined in Section 5.2 below) shall be deemed the date on which such Shareholder ceases to be an Employee-Shareholder. For the purposes of this Section 5.1, the term "Adequate Cause" is limited to (x) a conviction of or a plea of guilty to a felony or a misdemeanor that negatively affects or was directed against the Corporation, (y) any act of dishonesty or other criminal conduct that negatively affects or was directed against the Corporation or (z) a continued breach of the Employee-Shareholder's duties and obligations arising under an employment contract with Corporation or of any written policy, rule, or regulation of Corporation, for a period of at least five (5) days following the Employee-Shareholder's receipt of written notice from any officer of Corporation or the Board of Directors specifying such breach.

     5.2 The Involuntary Transfer.

         5.2.1 Mandatory Option. Upon a Shareholder being deemed to have offered its Shares for sale as of the date of the occurrence of a particular condition as specified in this Section 5 (the "Offer Date"), the Other Shareholders and the Corporation shall have the option to purchase such Shares (the "Mandatory Offered Shares") from such Shareholder at the Appraised Value (as defined in Section 6.1 below) of the Shares.

         5.2.2 Shareholder Option. The Board of Directors shall have sixty (60) days from the Offer Date in which to find Other Shareholders willing to buy all or any of the Offered Shares at the Appraised Value of such Shares (as defined in Section 6.1 below) and in such proportion or amount as such Other Shareholders or the Board of Directors shall agree upon.

         5.2.3 Corporation Option. If the Other Shareholders shall not elect to buy all of the Mandatory Offered Shares within the sixty (60)-day period specified by Section 5.2.2 above, the Corporation shall have sixty (60) days from the expiration of such sixty (60)-day period in which to elect to buy all, but not less than all, of the Mandatory Offered Shares the Other Shareholders did not elect to buy.

         5.2.4 Completion of Involuntary Transfer. If the Other Shareholders and the Corporation do not agree to buy in the aggregate all of the Mandatory Offered Shares within the two (2) option periods specified by Sections
     5.2.2 and 5.2.3 above, any remaining Mandatory Offered Shares shall be sold by the Board of Directors to a third-party (the "Third Party Purchaser") for a purchase price no lower than the Appraised Value of such Shares (as defined in Section 6.1). The Mandatory Offered Shares shall for all purposes remain subject to this Agreement and the Third Party Purchaser (including any person taking the Shares as collateral pursuant to a pledge or other encumbrance) shall, upon completion of the transaction, immediately deliver to the Corporation an executed Additional Party Form and be deemed a Shareholder under this Agreement and shall be bound by all the terms and provisions hereof.

     5.3 Purchase and Closing.

         5.3.1 Purchase by Corporation and/or Other Shareholders. If the Corporation and/or the Other Shareholders elect to purchase any or all of the Mandatory Offered Shares as specified by Sections 5.2.2 and 5.2.3 above, the Corporation and/or the Other Shareholders electing to purchase such Mandatory Offered Shares (the "Mandatory Purchasers") shall make payment to the Selling Shareholder, in the sole discretion of the Purchasers, either in cash in full, payable at the time of the closing, or with a down payment of twenty percent (20%) of the total purchase price at the time of Closing with the remaining portion of the purchase price being paid in equal annual installments during the following four (4) year period with interest at the rate of eight percent (8%) per annum on the unpaid principal balance. This obligation shall be evidenced by a promissory note in the form of Exhibit "B" attached hereto (the "Note") which will provide for four (4) equal payments of the principal, plus interest, with each payment payable on the four (4) succeeding anniversaries of the closing. All or any part of the principal balance of the Note may be prepaid at any time without penalty or premium.

         5.3.2 Purchase by Third Party Purchaser. If any or all of the Mandatory Offered Shares are purchased by a Third Party Purchaser, the terms of payment by the Third Party Purchaser of the price specified by Section
     5.2.4 shall be determined by the Board of Directors.

         5.3.3 Closing of Purchase. The closing for the purchase of the Mandatory Offered Shares by the Mandatory Purchasers (the "Purchasers Closing") shall be held within ninety (90) days after the later of any elections made under Sections 5.2.2 and 5.2.3 above. The closing for a Third Party Purchaser's purchase of the Mandatory Offered Shares shall be at such time and place agreed to by such Third Party Purchaser and the Selling Shareholder. The Purchasers Closing shall be at the principal executive offices of the Corporation during regular business hours or at any other location and/or time mutually agreed to by the Mandatory Purchasers and the Selling Shareholder. The precise date and hour of the Purchasers Closing shall be fixed by the Mandatory Purchasers (within the time limits specified herein) with at least ten (10) days' written notice to the Selling Shareholder. The Selling Shareholder shall deliver to the Mandatory Purchasers at the Purchasers closing the stock certificate or stock certificates representing all the Offered Shares being purchased, duly endorsed for transfer or with duly executed stock power attached.

                                    SECTION 6
                               VALUATION OF SHARES

     6.1 Appraised Value. In each instance in which the purchase price for Shares to be Transferred pursuant to this Agreement is to be the "Appraised Value" of the Shares, the Appraised Value of the Shares shall be the Agreed Value per Share as determined pursuant to Section 6.2 below using the most recently executed Certificate of Agreed Value, provided, however, such certificate has been completed within the eighteen (18) months immediately preceding the date in which the shares are to be transferred. If a Certificate of Agreed Value has not been agreed upon within such eighteen (18) month period, then the Appraised Value of the Shares to be Transferred shall be determined by an appraisal committee (the "Appraisal Committee"). The Appraisal Committee
shall be composed of two (2) independent, disinterested, and qualified commercial appraisers, one (1) of whom shall be appointed by the Shareholder transferring Shares and the other of whom shall be appointed by the Shareholders acquiring Shares (by majority-in-interest of Shares), or, if no Shareholder is acquiring Shares, by the Corporation, within thirty (30) days of the event giving rise to the right to purchase. If the Shareholder transferring Shares fails or refuses to name an appraiser within the time required, the Shareholders acquiring Shares (by majority-in-interest of Shares), or, if no Shareholder is acquiring Shares, the Corporation, may name two (2) appraisers. Likewise, if the Shareholders acquiring Shares, or, if no Shareholder is Acquiring Shares, the Corporation, fails or refuses to name an appraiser within the time required, the Shareholder transferring Shares may name two (2) appraisers. The two (2) appraisers so appointed shall constitute the Appraisal Committee and shall determine the value of the Shares within thirty (30) days after their appointment. If the Appraisal Committee cannot agree on a value, then they shall appoint a third appraiser who shall determine the value of the Shares to be purchased within thirty (30) days after appointment. Expenses of the appraisal shall be paid by the Corporation.

     6.2 Certificate of Agreed Value. All Parties to this Agreement shall endeavor to agree upon a valuation of the Corporation on an annual basis. To evidence such agreement, the Parties shall execute a Certificate of Agreed Value in the form of Exhibit "C" attached hereto. The

Certificate of Agreed Value shall show the valuation of the Corporation as a whole as agreed to by all Parties to this Agreement, which amount shall be equal to the Agreed Value. The Agreed Value divided by the number of outstanding shares on the date of a valuation event shall be the Agreed Value Per Share until a new certificate of Agreed Value is signed by all Parties hereto. Failure of the Parties to agree on an Agreed Value shall not invalidate any portion of this Agreement. The initial Certificate of Agreed value is attached hereto as Exhibit "D".

     6.3 Valuation If Publicly Traded. Notwithstanding the provisions of Sections 6.1 and 6.2 above, if any of the Shares have been registered pursuant to the Securities Act o 1933, as amended, and applicable state laws and are publicly traded on a national securities exchange, the Appraised Value Per Share and Agreed Value Per Share shall be equal to the closing price per share for such Shares as specified on the Offer Date by the applicable securities exchange.

                                    SECTION 7
                          GENERAL RESTRICTIVE COVENANTS

     7.1 Non-Use and Non-Disclosure of Information. Each Shareholder recognizes and acknowledges that he, she, or it, has been and will be given access to confidential and proprietary information of the Corporation by virtue of being a Shareholder, director, officer and/or employee of the Corporation, and that such information is a valuable, special and unique asset of the Corporation's business and one that the Corporation has a legitimate and important interest in protecting. Accordingly, no Shareholder will, during or after the term of his, her, or its ownership of Shares, disclose any confidential information of the Corporation to any person, firm, corporation, association, or other entity, or otherwise use the same, for any reason or purpose whatsoever. For purposes of this Agreement, "confidential information' shall include, but not be limited to the Corporation's mailing lists, business plans, marketing strategies, financial statements, forecasts, internal memoranda on any subject whatsoever, any document marked with the word "confidential," the Corporation's operational methods and processes in their entirety, and any and all facts, ideas, proposals, plans, methods, processes, reports, computer programs, papers, or documents, or other information of any kind or character, whether oral or written, relating to the Corporation's business, except any of the foregoing that is in the public domain. Further, confidential information shall include all information to which access is restricted by the Corporation or is designated as confidential in writing.

     7.2 Covenant Not to Compete. No Shareholder, so long as it holds any Shares, shall engage, as principal, partner, agent, employee, shareholder, director, officer, or in any other manner or capacity, or have any financial interest, in any business which is directly competing with the business of the Corporation.

     7.3 Enforceability. Each of the Shareholders and the Corporation represent and warrant to and covenant with one another that:

         7.3.1 Reasonableness. The covenants set forth in this Section 7 are a material inducement to each of the Shareholders and the Corporation entering into this Agreement, are reasonably necessary for the protection of the interests of the Corporation and the Shareholders, are reasonable as to duration, scope, and territory, and are not unreasonably restrictive upon any Shareholder's rights. These covenants are in addition to and therefore do not limit any similar covenants contained in other agreements between the Shareholders and the Corporation.

         7.3.2 Injunctive Relief. The Corporation's and the other Shareholders' remedies at law for breach of any of the covenants set forth in this
     Section 7 will be inadequate. In addition to any other rights or remedies which the Corporation and the other Shareholders may have, they shall be entitled to injunctive relief.

         7.3.3 Limited Enforcement. Notwithstanding the provisions of Section 7.3.1, if any court determines that any of the covenants in this Section 7 are unreasonable as to duration, scope, or territory, the covenant shall be enforceable as provided herein with respect to such duration, scope, and territory as the court determines to be reasonable.

                                    SECTION 8
                                VOTING AGREEMENT

     8.1 Special Members of Board of Directors. At any time during the term of this Agreement in which the Board of Directors of the Corporation consists of an even number of directors, the following rules shall apply: If the Board of Directors "deadlocks" on any issue (meaning directors in favor of a motion are equal in number to those against the motion), and if the president or chairman of the board of the Corporation thereafter gives notice to the Shareholders of a special meeting of the Shareholders for the purpose of electing one or more additional directors to break the deadlock, the Shareholders shall meet and attempt to select a single additional director, to be elected to the Board of Directors solely to break the deadlock. If at least fifty-one percent (51%) of the Shares vote in favor of the same proposed additional director, that person shall become a member of the Board of Directors for the limited purpose of breaking the deadlock. If at least fifty-one percent (51%) of the shares do not vote in favor of the same additional director, each of the Shareholders shall vote its shares to add three (3) directors to the Board of Directors solely for the purpose of breaking the deadlock.

     8.2 Duties of Special Directors. Each special director elected to the Board of Directors of the Corporation pursuant to Section 9.1 shall act as an arbitrator of the dispute between the deadlocking directors, and shall decide the disputed matter in accordance with the rules of the American Arbitration Association. If there is one additional director, his or her resolution of the disputed matter shall be final, conclusive, and binding upon the Shareholders, the Board of Directors and the Corporation, and shall be enforceable in any court of competent jurisdiction. If there are three additional directors, the resolution of the disputed matter shall be by majority vote of the additional directors, whose resolution shall be final, conclusive, and binding upon the Shareholders, the Board of Directors and the Corporation, and shall be enforceable in any court of competent jurisdiction. The expenses of arbitration director shall be borne by the Corporation.

                                    SECTION 9
                           ATTORNEY'S REPRESENTATIONS

     The  Shareholders  all  acknowledge   that   Corporation's   legal  counsel
("Corporate Counsel") prepared this Agreement on behalf of and in the course of his or her representation of the Corporation, and that:

     (i) the Shareholders have been advised by Corporate Counsel that a conflict exists among their individual interests; and

     (ii) the Shareholders have been advised by Corporate Counsel to seek the advice of independent counsel; and

     (iii) the Shareholders have had the opportunity to seek the advice of independent counsel; and

     (iv) the Shareholders have received no representations from Corporate Counsel about the tax consequences of this Agreement; and

     (v) the Shareholders have been advised by Corporate Counsel that this Agreement may have tax consequences; and

     (vi) the Shareholders have been advised by Corporate Counsel to seek the advice of independent tax counsel; and

     (vii) the Shareholders have had the opportunity to seek the advice of independent tax counsel.

                                   SECTION 10
                                  MISCELLANEOUS

     Except to the extent inconsistent with the express language of the other provisions of this Agreement, the following provisions shall govern the interpretation, application, construction, and enforcement of this Agreement.

     10.1 Termination. This Agreement shall terminate upon the occurrence of any of the following events:

          10.1.1 Voluntary Termination. Voluntary agreement of the Corporation, as expressed by a majority vote of the Corporation's Board of Directors, and the vote of fifty-one percent (51%) or more of the total outstanding Shares of the Corporation;

         10.1.2 Bankruptcy of Corporation. Involuntary bankruptcy or receivership proceedings or the dissolution of the Corporation. For purposes of this Agreement, "bankruptcy" shall be defined as: (i) the filing by or against the Corporation of any proceeding under any state or federal bankruptcy or insolvency laws now or hereafter existing or any similar statute now or hereafter in effect, and, if the proceeding is filed against the Corporation, the proceeding is not dismissed within sixty (60) days of filing; (ii) the appointment of a receiver, trustee, custodian or conservator or all or any part of the assets of the Corporation; (iii) the execution by the Corporation of an assignment for the benefit of creditors; or the convening by the Corporation of a meeting of its creditors, or any class of creditors for the purpose of effecting a moratorium upon or extension or compromise of its debts; (iv) the admission in writing of the corporation that it is unable to pay its debts as they mature; or (v) any other act or condition which constitutes an act of bankruptcy or insolvency under state or federal law.

         10.1.3  Registration of Shares.  The  registration of any shares of the
     Corporation's   issued  and  outstanding  capital  stock  pursuant  to  the
     Securities Act of 1933, as amended and applicable state securities law.

     10.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and assigns; provided, however, that except as otherwise expressly provided in this Agreement, no Shareholder shall Transfer any interest in the Shares without the express prior written consent of the other Shareholders or in any manner not permitted by the provisions hereunder. Any attempted Transfer in violation of this Agreement shall be void.

     10.3 Amendment. This Agreement may only be amended by a written agreement approved by the Board of Directors of the Corporation and all Shareholders. Any agreement so approved shall be executed by the Corporation and the Shareholders and filed in the Corporation's minute book.

     10.4 Notices. Any notice required under this Agreement shall be hand-delivered or sent by registered or certified mail, postage prepaid and return receipt requested, to the principal place of business (or if an individual, to the principal place of residence) of the party to which such notice is being provided or such other address as a party may specify in writing. Notices shall be deemed delivered three days after deposit in the United States mails or upon delivery if hand-delivered. Actual receipt of notice shall not be required to effect notice hereunder.

     10.5 Additional Acts and Documents. Each party agrees to do all things and take all actions, and to make, execute and deliver all other documents and instruments, as are reasonably requested to carry out the provisions, intent and purposes of this Agreement.

     10.6 Authority. Each party represents and warrants to each other party that this Agreement has been duly authorized by all necessary action and that this Agreement constitutes and will constitute a binding obligation of each party.

     10.7 Attorney's Fees. If suit is brought (or arbitration instituted) or an attorney is retained by any party to this Agreement in any matter arising under or to enforce the terms of this Agreement or to collect any money due under this Agreement, or to collect money damages for breach of this Agreement, the successful or prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney's fees, court costs, costs of investigation, and other related expenses incurred in connection with the action.

     10.8 Counterparts. This Agreement may be executed in any number of counterparts, and all counterparts shall constitute one and the same instrument and shall be an original.

     10.9 Time. Time is of the essence of each and every provision of this Agreement. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

     10.10 Waiver. Failure of any party to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of any existing breach.

     10.11 Integration Clause; Oral Modification. This Agreement represents the entire agreement of the parties with respect to its subject matter. All agreements previously entered into are revoked and superseded by this Agreement, and no representations, warranties, inducements, or oral agreements have been made by any of the parties except as expressly set forth in this Agreement, or in other contemporaneous written agreements.

     10.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, and (subject to any provision in this Agreement providing for mandatory arbitration) suit to enforce any provision of this Agreement or to obtain any remedy provided in this Agreement shall be brought only in the Superior Court of the State of Arizona in Maricopa County, Arizona, and for this purpose each party expressly and irrevocably consents to the jurisdiction of that court.

     10.13 Indemnity. Each party to this Agreement shall indemnify, defend and hold each other party harmless from and against all claims, damages, costs and expenses (including attorneys' fees) attributable, directly or indirectly, to the breach by the indemnifying party of any obligation under this Agreement or the inaccuracy of any representation or warranty made by the indemnifying party in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

     10.14 Interest on Overdue Amounts. If any amount becomes due and owing under this Agreement, the party to whom such amount is payable shall be entitled to receive, in addition to such amount, interest on the amount at the rate of twelve percent (12%) per annum (or such lower rate as shall be the highest permissible rate under applicable law) from and after the date on which notice of delinquency is given to the party or parties owing the amount so due.

     10.15 Equitable Remedies. In addition to any other remedies available under applicable law, the remedies of specific performance and/or injunctive relief shall be available and proper if any party fails or refuses to perform its duties under this Agreement.

     10.16 Arbitration. If any dispute or controversy arising out of this Agreement cannot be settled by the parties, the controversy or dispute shall be submitted to arbitration in Phoenix, Arizona. For this purpose each party expressly consents to such arbitration in Phoenix, Arizona. If the parties cannot mutually agree upon an arbitrator to settle their dispute or controversy, then the Presiding Civil Judge of the Maricopa County, Arizona Superior Court shall select an arbitrator, or at the election of the parties, an arbitrator shall be selected pursuant to the then existing rules and regulations of the American Arbitration Association governing commercial transactions. The decision of the arbitrator shall be binding upon the parties to this Agreement for all purposes, and judgement to enforce any such bidding decision may be entered in the Maricopa County, Arizona Superior Court (and for this purpose each party expressly and irrevocably consents to the jurisdiction of the court). At the request of any party, arbitration proceedings shall be conducted in the utmost secrecy. In such case, all documents, testimony, and records shall be received, heard, and maintained by the arbitrators in secrecy, available for inspection only by either party and by their attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy. In all other respects, the arbitrator shall conduct all proceedings pursuant to the Uniform Arbitration Act as adopted in the State of Arizona and the then existing rules and regulations of the American Arbitration Association governing commercial transactions to the extent such rules and regulations are not inconsistent with such Act or this Agreement. Costs of arbitration shall be borne as determined by the arbitrator.

     10.17 Gender. When the context in which the words in this agreement indicate that such is the intent, the singular and plural number shall be deemed to include the other, and, the masculine, feminine and neuter genders shall be deemed to include the other. The term "person" shall include an individual, corporation, partnership, trust, estate or any other entity.

     10.18 Section Headings. The section headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement.

     10.19 Savings Clause. Notwithstanding any other term or provision of this Agreement, if any right or interest created by or in connection with this Agreement would be invalid or unenforceable if not subject to the terms contained in this sentence, such interest or right shall terminate twenty (20) years after the date of death of the last to die of the following persons: all attorneys employed at the time of creation of such right or interest by Bonn, Luscher, Padden & Wilkins, Chartered, an Arizona corporation, and the children of such attorneys living at the time of creation of such right of interest.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

CORPORATION:

Premium Cigars International, Ltd.
     an Arizona corporation

By /s/ Steve Lambrecht
   ---------------------------------
Its  Chief Executive Officer
   ---------------------------------

SHAREHOLDERS:

/s/ Greg Lambrecht
---------------------------------
Greg Lambrecht


---------------------------------
Colin Jones

/s/ Greg Barton
---------------------------------
Greg Barton

/s/Dan Goldman
---------------------------------
Dan Goldman

/s/ Pat Quadrelli
---------------------------------
Pat Quadrelli

                                   EXHIBIT "A"
              FORM OF AGREEMENT FOR ADDITIONAL OR NEW SHAREHOLDERS


                                  AGREEMENT TO
                        SHAREHOLDERS AND VOTING AGREEMENT


     The undersigned has executed this instrument to evidence the undersigned's agreement to be a party to and be bound by that certain Shareholder's Agreement dated as of the ____ day of ______________ between Premium Cigars International, Ltd. and those Shareholders who are presently parties thereto.

Date:______________                          __________________________
                                             [name]

                                  EXHIBIT "B"
                            FORM OF PROMISSORY NOTE

                                                                Phoenix, Arizona
                                                        ___ day of _______, 199_

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of [payee], at [payee address], in lawful money of the United States of America, the principal sum of [amount in words] ($[amount in digits]) payable in [number of payments {words (digits)}] annual installments of [amount in words] ($[amount in digits]) each, commencing on the ____ day of _______, 199_; with interest on the unpaid balance of this note at the rate of [interest rate {words (digits)}] per annum to maturity, interest payable at the same time as principal. All past due payments of principal or interest or both shall bear interest at [interest rate {words (digits)}] the highest lawful annual rate allowed by contract under Arizona law until paid.

     Upon default in the payment of any installment of principal or interest or both when due, the entire remaining principal balance, with interest thereon, shall immediately become due and payable at the option of the holder hereof without notice to or demand upon the undersigned. In the event of garnishment, attachment, levy or execution is issued against any of the property or effects of the undersigned and/or in the event of an assignment for the benefit of the creditors, application for the appointment of a receiver or filing of a voluntary or involuntary petition in bankruptcy by or against the undersigned, the same shall, at the option of the holder hereof, constitute an event of default and holder hereof at its option may declare this note immediately due and payable.

     The undersigned hereby waives diligence, grace, demand, presentment for payment, exhibition of this note, protest, notice of protest, notice of dishonor and notice of nonpayment, and agrees to any and all extensions or renewals from time to time without notice and, to any partial payments hereon made before or after maturity and that no such extensions, renewals, or payments shall release it from obligations of payment of this note or any installment hereof, and consent to offset any bank balance of any party hereto.

     The undersigned promises to pay all costs and expenses of collection, including a reasonable attorneys' fee as determined by the judge of the court and all other costs, expenses and fees in the event suit is instituted to collect the note or any portion thereof. It is expressly agreed that the acceptance by the holder of this note of any performance which does not comply strictly with the terms of this note shall not be deemed to be a waiver of any right of the holder.

     The undersigned may at any time prepay this note in whole or from time to time in part without penalty or premium.

                                             ________________________________
                                             Maker

                                   EXHIBIT "C"
                       FORM OF CERTIFICATE OF AGREED VALUE



     As of the _____ day of ___________, 199_, the undersigned, constituting all the Shareholders of [corporation name], an Arizona Corporation, do hereby agree that the Agreed Value of the Corporation as a whole is [value}. Furthermore, with [number of shares] shares of the Corporation's common stock issued and outstanding, the Agreed Value per share is equal to [value per share].




                                                  ------------------------------
                                                                   [Corporation]

                                                       By:______________________
                                                       Its:_____________________


                                                  ------------------------------
                                                                       [party 1]


                                                  ------------------------------
                                                                       [party 1]

                                   EXHIBIT "D"
                       INITIAL CERTIFICATE OF AGREED VALUE


     As of the 1st day of January, 1997, the undersigned, constituting all the Shareholders of Premium Cigars International, Ltd., an Arizona Corporation, do hereby agree that the Agreed Value of the Corporation as a whole is One Hundred Twenty-Six Thousand Two Hundred Fifty Dollars ($126,250.00). Furthermore, with
Two  Hundred   Fifty-Two   Thousand  Five  Hundred   (252,500)  shares  of  the
Corporation's common stock issued and outstanding, the Agreed Value per share is equal to Fifty Cents ($0.50).



                                               /s/ Steve Lambrecht
                                              ----------------------------------
                                              Premium Cigars International, Ltd.


                                                   By: Steve Lambrecht
                                                      --------------------------
                                                  Its: Chief Executive Officer
                                                      --------------------------


                                               /s/ Greg Lambrecht
                                               ---------------------------------
                                                                  Greg Lambrecht

                                               /s/ Colin Jones
                                               ---------------------------------
                                                                     Colin Jones

                                               /s/ Greg Barton
                                               ---------------------------------
                                                                     Greg Barton

                                               /s/ Dan Goldman
                                               ---------------------------------
                                                                     Dan Goldman

                                               /s/ Pat Quadrelli
                                               ---------------------------------
                                                                   Pat Quadrelli

                                  AGREEMENT TO
                        SHAREHOLDERS AND VOTING AGREEMENT

     The undersigned has executed this instrument to evidence the undersigned's agreement to be a party to and be bound by that certain Shareholder's Agreement dated as of the 1st day of January, 1997, between Premium Cigars International, Ltd. and those Shareholders who are presently parties thereto.

                                                      /s/ Jim Stanley
Dated as of: January 11, 1997                         -----------------------
                                                       Jim Stanley

                                  AGREEMENT TO
                        SHAREHOLDERS AND VOTING AGREEMENT

     The undersigned has executed this instrument to evidence the undersigned's agreement to be a party to and be bound by that certain Shareholder's Agreement dated as of the 1st day of January, 1997, between Premium Cigars International, Ltd. and those Shareholders who are presently parties thereto.

                                                        /s/ Scott Lambrecht
Dated as of: January 9, 1997                            ------------------------
                                                        Scott Lambrecht

                                  AGREEMENT TO
                        SHAREHOLDERS AND VOTING AGREEMENT


     The undersigned has executed this instrument to evidence the undersigned's agreement to be a party to and be bound by that certain Shareholder's Agreement dated as of the 1st day of January, 1997, between Premium Cigars International, Ltd. and those Shareholders who are presently parties thereto.

                                                      /s/ Pete Charleston
Dated as of: January 9, 1997                          --------------------------
                                                        Pete Charleston

                                  AGREEMENT TO
                        SHAREHOLDERS AND VOTING AGREEMENT


The undersigned has executed this instrument to evidence the undersigned's agreement to be a party to and be bound by that certain Shareholder's Agreement dated as of the 1st day of January, 1997, between Premium Cigars International, Ltd. and those Shareholders who are presently parties thereto.

                                                      /s/ Mike Rocha
Dated as of: January 9, 1997                          --------------------------
                                                        Mike Rocha

                                  AGREEMENT TO
                        SHAREHOLDERS AND VOTING AGREEMENT


     The undersigned has executed this instrument to evidence the undersigned's agreement to be a party to and be bound by that certain Shareholder's Agreement dated as of the 1st day of January, 1997, between Premium Cigars International, Ltd. and those Shareholders who are presently parties thereto.

                                                      /s/ Murphy Pierson
Dated as of: January 9, 1997                          --------------------------
                                                         Murphy Pierson

                                  AGREEMENT TO
                       SHAREHOLDERS AND VOTING AGREEMENT


     The undersigned has executed this instrument to evidence the undersigned's agreement to be a party to and be bound by that certain Shareholder's Agreement dated as of the 1st day of January, 1997, between Premium Cigars International, Ltd. and those Shareholders who are presently parties thereto.

                                                      /s/ Lorraine Shelly
Dated as of: January 9, 1997                          --------------------------
                                                        Lorraine Shelly

                                  AGREEMENT TO
                        SHAREHOLDERS AND VOTING AGREEMENT


     The undersigned has executed this instrument to evidence the undersigned's agreement to be a party to and be bound by that certain Shareholder's Agreement dated as of the 1st day of January, 1997, between Premium Cigars International, Ltd. and those Shareholders who are presently parties thereto.


Dated as of: January 9, 1997                          --------------------------
                                                        Kathy Keil

                                  AGREEMENT TO
                        SHAREHOLDERS AND VOTING AGREEMENT


     The undersigned has executed this instrument to evidence the undersigned's agreement to be a party to and be bound by that certain Shareholder's Agreement dated as of the 1st day of January, 1997, between Premium Cigars International, Ltd. and those Shareholders who are presently parties thereto.

                                                      /s/ Steve Lambrect
Dated as of: January 9, 1997                          --------------------------
                                                        Steve Lambrecht

                                  AGREEMENT TO
                        SHAREHOLDERS AND VOTING AGREEMENT


     The undersigned has executed this instrument to evidence the undersigned's agreement to be a party to and be bound by that certain Shareholder's Agreement dated as of the 1st day of January, 1997, between Premium Cigars International, Ltd. and those Shareholders who are presently parties thereto.

                                                       /s/Corey Lambrecht
Dated as of: January 10, 1997                          -------------------------
                                                       Corey Lambrecht